Exhibit 10.1

DORMAN PRODUCTS, INC.

NON-QUALIFIED STOCK OPTION AWARD PURSUANT TO THE

DORMAN PRODUCTS, INC. 2018 STOCK OPTION AND STOCK INCENTIVE PLAN

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Participant: Shall mean the person to whom this Award is made pursuant to the terms of the Plan (defined below).

Grant Date: Shall be the date set forth under “Award Information” on the “Award Acceptance” page in Participant’s personal web portal award administered by Equiniti Trust Company (EQ), which page is incorporated herein (the “Acceptance Page”).

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THIS NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of the Grant Date is entered into by and between Dorman Products, Inc. (the “Company”) and Participant.

1.Grant of Non-Qualified Stock Option. Effective as of the Grant Date, pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby grants to Participant a Non-Qualified Option to purchase such number of shares of Common Stock (the “Option”) at such price (the “Exercise Price”) as set forth on the Acceptance Page, subject to the terms and conditions set forth in this Award and the Plan. [This Award is in consideration for Participant’s acceptance of and agreement to the restrictive covenants set forth in Section 11 of this Award.]

2. Vesting of Option.

(a) Subject to the provisions of Sections 2(b) and (c), the Option shall vest [25% on each one-year anniversary of the Grant Date beginning with the first anniversary of the Grant Date] (each a “Vesting Date”), provided that Participant remains employed by or providing service to the Company on such Vesting Date. The vesting of portions of the Option shall be cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares that vest shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Share will be included in the number of Shares that become vested on the last Vesting Date.

(b) Upon a Change in Control, 100% of the unvested portion of the Option shall vest and become exercisable.

(c) Upon Participant’s termination of employment or service for any of the following reasons, the unvested portion of the Option shall vest and become exercisable as indicated:

(i) 100% as of the date of Participant’s death; or

(ii) 100% as of the date of Participant’s termination of employment or service due to Disability.

Except as provided above, upon the termination of employment or service of Participant, any unvested portion of the Option will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled.

3. Termination of the Option.

(a) The Option shall remain exercisable until the expiration date set forth on the Acceptance Page (the “Expiration Date”), unless it is terminated at an earlier date pursuant to the provisions of this Award or the Plan.

(b) In the event of termination of Participant’s employment or services, the Option, to the extent vested as of the date thereof (including pursuant to Sections 2(b) or 2(c) above) shall terminate immediately after the first to occur of: (i) the Expiration Date; (ii) one year after termination of Participant’s employment or service on account of death or Disability; (iii) 90 days after termination of Participant’s employment or service for any reason other than on account of death, Disability or for Cause; and (iv) immediately upon termination of Participant’s employment or service for Cause. In the event that Participant’s termination of employment or service by the Company is for Cause, upon a determination by the Committee, Participant shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Shares, upon refund by the Company of the Exercise Price (to the extent paid).

4. Automatic Exercise. If the Option remains unexercised, in whole or in part, immediately before the time at which the Option is scheduled to expire in accordance with the terms and conditions of this Award and the Plan, the Option shall be deemed automatically exercised in accordance with and subject to the terms and conditions set forth in Section 7(i)(ii) of the Plan.

5. Method of Exercise. Participant may exercise the Option by providing written notice to the Company through the Acceptance Page. Each such exercise shall be irrevocable when given.

6. Payment for Shares. Full payment for Shares purchased upon the exercise of an Option may be made in any combination of, in accordance with Section 7(g) of the Plan: (i) cash, (ii) by check payable to the order of the Company; (iii) by the delivery of Shares then owned by Participant (or by attestation of such ownership); or (iv) via cashless exercise.

7. Tax Withholding; Securities Laws.

(a) All obligations of the Company under this Award shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required by law for any Federal Insurance Contributions Act (FICA), federal income, state, local or other tax liabilities (“Withholding Taxes”). Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to (i) withhold Shares subject to Participant’s exercise of the Option as provided in Section 7(g)(iv)

and 15 of the Plan to satisfy any Withholding Taxes, (ii) require Participant to remit to the Company an amount sufficient to satisfy any Withholding Taxes prior to the delivery or transfer of such Shares or (iii) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

(b) The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8. Assignments, Transfers and Successors and Assigns. The rights and interests of Participant under this Award may not be assigned, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent(s) and each of its Affiliates. This Award may be assigned by the Company without Participant’s consent.

9. Miscellaneous.

(a) This Award shall not confer upon Participant any right to continue in the service as an employee, officer, director, consultant or advisor of the Company or any Subsidiary Company.

(b) The address for Participant to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Participant’s address as reflected in the Company’s personnel records, or such other address as Participant may provide to the Company by written notice.

(c) The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d) Participant hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

10. [Restrictive Covenants.

(a) As a condition of receiving this Award, Participant hereby acknowledges and agrees that during the period in which Participant is employed by, or providing service to, the Company and for the twelve (12) month period following Participant’s termination of employment or service for any reason (the “Restrictions Period”), Participant shall comply with the restrictive covenants set forth herein applicable to the Company and its Affiliates (the “Company Group”). The restrictive covenants set forth herein shall supersede and replace all other non-competition and non-solicitation restrictive covenants Participant may be subject to with the Company.

(b) During the Restrictions Period, Participant shall not anywhere in the Territory for himself or herself, or through or on behalf of any other person or entity (other than the Company), whether as an officer, director, employee, equityholder, consultant or otherwise, as applicable:

(1) own any financial or beneficial interest in, operate, or provide services to any business, corporation, firm, person, or other entity that Competes with the Company anywhere in the Territory. Notwithstanding the foregoing, (i) Participant shall not be prohibited from owning or acquiring securities in any publicly traded company as long as his or her ownership does not exceed 1% of such publicly traded company’s outstanding securities and (ii) after his or her employment or service with the Company terminates, he or she shall not be prohibited from working for, advising or providing consulting services to, a company that contains multiple divisions or businesses as long as the revenue from the businesses or divisions that Compete with the Company (individually or in the aggregate) constitute less than 10% of such company’s overall revenue in the most recently completed fiscal year and Participant does not work for, consult with or advise, any division or business that Competes with the Company;

(2) encourage, induce, attempt to induce, solicit or attempt to solicit any employee to leave his or her employment with the Company Group, or hire or attempt to hire any employee; or

(3) encourage, induce, attempt to induce, solicit or attempt to solicit, any customer, distributor, vendor, marketer or sponsor of the Company Group to cease its customer, distributor, vendor, marketer or sponsor relationship with the Company Group, as the case may be, with respect to the Business. Nothing in this Award prohibits Participant from hiring an individual who responds to a job posting made available to the general public so long as Participant does not solicit or otherwise initiate such contact during the one year following termination of Participant’s employment or service.

(c) The restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company Group and are considered by Participant to be reasonable for such purpose. Participant acknowledges that a breach of any of the covenants contained in this Award may cause irreparable damage to the Company, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, Participant agrees that if Participant breaches or threatens to breach any of the covenants contained in this Award, in addition to any other remedy which may be available to the Company at law or in equity, the Company shall be entitled to (i) cease or withhold any payment of Shares to Participant pursuant to this Award, including the return of any previously delivered Shares or proceeds recognized upon any sale or other disposition of those Shares; and/or (ii) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy. Participant agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Award to any employer or service recipient by whom Participant might be employed or retained during the Restriction Period.

(d) For purposes of this Section:

(1) “Compete” means the manufacture, distribution or sale of automotive replacement parts or general merchandise hardware, in each case of the kind or type sold by the Company at the time of Participant’s termination or scheduled to be released by the Company within one year following Participant’s termination of employment or service.

(2) “Territory” means any state, jurisdiction or territory in the world in which the Company is engaged in business during the Restrictions Period.]

11. Incorporation of Plan Terms. This Award is subject to the terms and conditions of the Plan, including, but not limited to, those pertaining to (a) change in capitalization of the Company, (b) clawback and recoupment, (c) the Committee’s authority to amend, interpret, and administer the Award and the Plan, and (d) issuance of Shares upon Option exercise and payment therefor. Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference. In the event of any conflicts between the provisions of this Award and the terms of the Plan, the terms of the Plan will control. In the event, however, of any conflict between the provisions of this Award or the Plan and the provisions of an employment, service, or change-in-control agreement between the Company and Participant, the provisions of the latter shall prevail, to the extent consistent with the Plan. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

Please confirm your acceptance of this Award electronically by following the instructions on your personal web portal at Equiniti Trust Company (EQ). Your electronic signature indicates your agreement to be bound by the terms of this Award.